                                   EXHIBIT 11

                               VORNADO REALTY L.P.


                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                     Proforma         Vornado Realty          Proforma                Vornado Realty
                                      3 Mos.        Trust (Predecessor)        Year                 Trust (Predecessor)
                                      Ended       3 Months Ended March 31,     Ended               Year Ended December 31,
                                                 -------------------------                 ---------------------------------------
                                      Mar.31,                                 Dec.31,
                                       1997         1997          1996          1996          1996          1995           1994
                                   -----------   -----------   -----------   -----------   -----------   -----------   -----------
Weighted average number of
  Class A units                     26,087,910    26,087,910    24,274,053    24,427,416    24,427,416    23,382,809    21,619,312

Class A unit equivalents for
 options after applying treasury
 stock method                          461,788       461,788       190,425       176,026       176,026       196,860       234,408
                                   -----------   -----------   -----------   -----------   -----------   -----------   -----------

Weighted average number of
 Class A units and Class A unit
 equivalents                        26,549,698    26,549,698    24,464,478    24,603,442    24,603,442    23,579,669    21,853,720
                                   ===========   ===========   ===========   ===========   ===========   ===========   ===========

Net income applicable to
 Class A units                     $ 6,136,000   $ 9,690,000   $15,922,000   $51,721,000   $61,364,000   $53,008,000   $41,240,000
                                   ===========   ===========   ===========   ===========   ===========   ===========   ===========

Net income per Class A unit        $       .23   $       .36   $       .65   $      2.35   $      2.49   $      2.25   $      1.89
                                   ===========   ===========   ===========   ===========   ===========   ===========   ===========